                                                                    May 30, 2007

Mr. Richard Monsorno
8954 Regina Road
Jacksonville, FL 32217

Dear Richard,

Your Employment Agreement, dated as of October 31, 2003, and amended by letter dated September 20, 2006, between you and ATC (the "Agreement"), expires on
September 30, 2007. The Board of Directors would like to extend the "Term" as defined in the Agreement to end on September 30, 2008.

All other terms of your employment as provided in the Agreement shall continue.
As modified by this letter, the Agreement shall remain in full force and effect.

If you are in agreement with the foregoing, please sign the two copies of this letter in the space provided and return them to me.

Please call me if you have any questions.

                                        Very truly yours,

                                        /S/ KATHLEEN M. KELLY
                                        ----------------------------------------
                                        Kathleen M. Kelly
                                        Vice President, Administration

ACCEPTED AND AGREED TO:

/S/ RICHARD MONSORNO    6/13/07
-------------------------------
Richard Monsorno          Date